Exhibit 99.1

Onvia Contacts:

Cameron Way

Chief Financial Officer

Tel 206-373-9034

cway@onvia.com

ONVIA REPURCHASES 1.2 MILLION SHARES

FROM SYMPHONY TECHNOLOGY GROUP

SEATTLE, WASHINGTON, April 2, 2013 – Onvia (NasdaqCM: ONVI), a leading provider of comprehensive government-business market intelligence, announced today that it has entered into a definitive agreement to repurchase shares of its common stock from Symphony Technology Group, LLC and certain affiliates thereof. Under the terms of the agreement, Onvia has repurchased from Symphony and certain affiliates thereof, in a private, non-underwritten transaction, 1,242,781 shares of Onvia’s common stock at a price of $3.50 per share for a total purchase price of approximately $4.3 million.

As a result of the repurchase, Onvia’s shares outstanding will be reduced from approximately 8.5 million shares to approximately 7.3 million shares. Onvia funded the stock repurchase transaction out of currently available cash and investments. Following the repurchase of these shares, Onvia has over $8.1 million in cash and cash equivalents and short-term investments.

“With this stock repurchase, the Onvia Board of Directors has demonstrated its continuing commitment to taking swift and decisive action to deliver value to our stockholders without compromising our strong balance sheet, financial flexibility and strategic growth trajectory, or our ability to continue investing in our business,” said D. Van Skilling, Chairman of the Board of Directors of Onvia.

“We are pleased to be able to deploy our excess cash to buy into our capital structure further indicating our confidence in our turnaround plan and in our future overall,” said Henry G. Riner, Onvia’s President and Chief Executive Officer.

Alston & Bird LLP advised Onvia in connection with its repurchase of shares from Symphony Technology Group, LLC and Shearman & Sterling LLP served as legal advisor to Symphony Technology Group, LLC. In addition, WestCap Management, LLC and Arcadia Securities, LLC acted as agent in coordinating this transaction.

About Onvia

For more than 12 years Onvia has been delivering the research, analytics and tools companies rely on to succeed in the $5.5 trillion government market. Onvia tracks, analyzes and reports the spending of tens of thousands of federal, state and local government agencies, giving companies a single source for conducting open, intelligent and efficient business with government. Along with providing an exclusive suite of integrated business tools for a wide variety of industries, Onvia offers DemandStar, the automated system that streamlines agency procurement processes. For information about Onvia visit www.onvia.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Forward-looking statements contained in this release may relate to, but are not limited to, statements regarding the amount of cash and cash equivalents held by Onvia after the share repurchase, the number of shares outstanding after the repurchase and the reduction in the size of the overhang, the source of the funds used in connection with the repurchase, Onvia’s future financial flexibility, future cash flows and Onvia’s ability to make future investments and engage in strategic opportunities. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include those risks detailed in Onvia’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and its subsequently filed Quarterly Reports on Form 10-Q. Onvia is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

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